Exhibit 3.22(e)

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

CERTAIN DOMESTIC LIMITED LIABILITY COMPANIES

WITH AND INTO

INTELSAT LLC

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST:	The name of the surviving company is Intelsat LLC, a Delaware limited liability company (the “Surviving Company”), and the name of the domestic limited liability companies being merged into the Surviving Company are as set forth on Schedule 1 to this Certificate of Merger.

SECOND:	The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the Surviving Company and each of the limited liability companies set forth on Schedule 1 hereto.

THIRD:	Upon such merger, the name of the Surviving Company shall be changed from “lntelsat LLC” to “Intelsat Satellite LLC”.

FOURTH:	The merger is to become effective upon the filing of this Certificate of Merger.

FIFTH:	The Agreement and Plan of Merger is on file at the place of business of the Surviving Company, 4 rue Albert Borschette, L-124 Luxembourg.

SIXTH:	A copy of the Agreement and Plan of Merger will be furnished by the Surviving Company upon request, without cost, to any member of any constituent limited liability company.

IN WITNESS WHEREOF, Intelsat LLC has caused its authorized representative to execute this Certificate this 12th day of January, 2011.

INTELSAT LLC

By:	/s/ Simon Van De Weg
	Name:	Simon Van De Weg
	Title:	Authorized Person

[Signature Page – Certificate of Merger for Merger of SatCo LLCs and Intelsat LLC]

Schedule 1

1.	PanAmSat Satellite Galaxy 3C LLC
2.	PanAmSat Satellite Galaxy 14 LLC
3.	PanAmSat Satellite Galaxy 11 LLC
4.	PanAmSat Satellite Galaxy 12 LLC
5.	PanAmSat Satellite Galaxy 13 LLC
6.	PanAmSat Satellite Galaxy 15 LLC
7.	Intelsat Satellite IS 11 LLC
8	PanAmSat Satellite PAS 1R LLC
9.	PanAmSat Satellite PAS 5 LLC
10.	PanAmSat Satellite PAS 7 LLC
11.	PanAmSat Satellite PAS 8 LLC
12.	PanAmSat Satellite PAS 9 LLC
13.	PanAmSat Satellite PAS 10 LLC
14.	PanAmSat Satellite Galaxy 16 LLC
15.	Intelsat Satellite Galaxy 17 LLC
16.	Intelsat Satellite Galaxy 18 LLC
17.	Intelsat Satellite IS 14 LLC

[Signature Page – Certificate of Merger for Merger of SatCo LLCs and Intelsat LLC]